UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 5, 2005

MACK-CALI REALTY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-13274	22-3305147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Commerce Drive, Cranford, New Jersey, 07016

(Address of Principal Executive Offices) (Zip Code)

(908) 272-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 5, 2005, Mack-Cali Realty Corporation (the “Company”), through its operating partnership, Mack-Cali Realty, L.P. (the “Operating Partnership”), priced an offering of $150 million of senior unsecured notes (the “Notes”). The Notes mature on April 15, 2010 and bear interest at 5.05%, with interest payable semiannually on April 15 and October 15 of each year outstanding, beginning October 15, 2005. The Operating Partnership estimates that it will receive net proceeds of approximately $148.8 million from the sale of the Notes which are intended to be used to reduce outstanding borrowings under its $600 million unsecured revolving credit facility. The Operating Partnership may redeem the Notes at any time upon payment of a make-whole amount.  The closing of the offering is expected to occur on April 15, 2005.

In connection with the offering of the Notes, the Operating Partnership entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Banc of America Securities LLC and J.P. Morgan Securities Inc. for themselves and as representatives of the underwriters named on Schedule 2 thereto (the “Underwriters”). The terms of the Underwriting Agreement, which provide for the sale of the Notes to the Underwriters, are as set forth in the preceding paragraph.

Affiliates of certain of the Underwriters of this offering are lenders on the Company’s $600 million unsecured revolving credit facility. In addition, Vincent Tese, a member of the board of directors of the Company, currently serves as a member of the board of directors of The Bear Stearns Companies Inc., an affiliate of one of the Underwriters.

In connection with the foregoing, the Company hereby files herewith Exhibits 1.1, 12.1 and 12.2.

Item 7.01	Regulation FD Disclosure.

On April 5, 2005, the Company issued a press release announcing the sale of the Notes. The Company hereby furnishes herewith the press release as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

1.1

Underwriting Agreement dated April 5, 2005, by and among Mack-Cali Realty, L.P., Mack-Cali Realty Corporation and Citigroup Global Markets Inc., Banc of America Securities LLC and J.P. Morgan Securities Inc. for themselves and as representatives of the underwriters named on Schedule 2 thereto.

12.1	Mack-Cali Realty Corporation Calculation of Ratios of Earnings to Fixed Charges.

12.2	Mack-Cali Realty Corporation Calculation of Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends.

99.1	Press release of Mack-Cali Realty Corporation dated April 5, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACK-CALI REALTY CORPORATION

Dated: April 7, 2005	By:	/s/ BARRY LEFKOWITZ
Barry Lefkowitz
Executive Vice President and

Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1

Underwriting Agreement dated April 5, 2005, by and among Mack-Cali Realty, L.P., Mack-Cali Realty Corporation and Citigroup Global Markets Inc., Banc of America Securities LLC and J.P. Morgan Securities Inc. for themselves and as representatives of the underwriters named on Schedule 2 thereto.

12.1	Mack-Cali Realty Corporation Calculation of Ratios of Earnings to Fixed Charges.

12.2	Mack-Cali Realty Corporation Calculation of Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends.

99.1	Press release of Mack-Cali Realty Corporation dated April 5, 2005.